UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

CRM Holdings, Ltd.
 (Exact name of registrant as specified in its charter)

Bermuda	001-32705	Not Applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-6689

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 4, 2009, the Board of Directors of CRM Holdings, Ltd. (the “Board”), upon the recommendation of the Compensation Committee, approved a decrease to the annual cash compensation paid to the Company’s non-employee directors. This decrease resulted in a 20% reduction to the annual fees paid for Board and committee service effective January 1, 2010, and is expected to yield annualized pre-tax expense savings of approximately $123,000.

The specific reductions in non-employee director fees are shown as follows:

Fees Earned or Paid in Cash($)	2009	2010
Non-Employee Director Retainer	50,000	40,000
Chairman of the Board	50,000	40,000
Audit Committee Member	25,000	20,000
Audit Committee Chairperson	50,000	40,000
Compensation Committee Member	10,000	8,000
Compensation Committee Chairperson	15,000	12,000
Nominating & Corporate Governance Committee	10,000	8,000
Nominating & Corporate Governance Chairperson	15,000	12,000
Finance & Investment Committee Member	10,000	8,000
Finance & Investment Committee Chairperson	15,000	12,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.
(Registrant)

November 9, 2009

/s/ James J. Scardino
James J. Scardino
Chief Executive Officer